Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-206644 and 333-212149 on Form S-3 and Registration Statement Nos. 333-187963, 313-212150 and 313-212159 on Form S-8 of our report dated March 13, 2018, relating to the financial statements of NV5 Global, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of NV5 Global, Inc. for the year ended December 30, 2017.

/s/ Deloitte & Touche LLP

Certified Public Accountants

March 13, 2018